FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is executed by HRMED, LLC, a Colorado limited liability company (“Seller”), and G&E HC REIT II HIGHLANDS RANCH MEDICAL PAVILION, LLC, a Delaware limited liability company (“Buyer”), and shall be effective as of the date that it is signed by both parties (the “Effective Date”).

RECITALS

WHEREAS, Seller is the owner of certain real property known as the Highlands Ranch Medical Pavilion located in the City of Highlands Ranch, County of Douglas, State of Colorado (the “Property”);

WHEREAS, pursuant to that certain Purchase and Sale Agreement dated January 26, 2010 (the “Agreement”), Seller agreed to sell, and Buyer agreed to purchase the Property upon and subject to the terms and conditions of the Agreement;

WHEREAS, Seller and Buyer desire to modify the Agreement as set forth in this Amendment; and

WHEREAS, all capitalized terms not otherwise defined herein shall have the means attributed to them in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions contained herein, Buyer and Seller agree as follows:

1. Closing Date. Notwithstanding anything to the contrary in the Agreement, the parties hereby acknowledge and agree that they are diligently pursuing Friday, April 30, 2010 as the Closing Date; provided, however, the Closing Date shall be and the Closing shall occur no later than Monday, May 3, 2010.

2. Seller Guarantor Representation and Indemnity. As of the Effective Date, William Scott Reichenberg and Neil Littmann (collectively, the “Seller Guarantors”) hereby represent to Buyer and its successors and assigns, that there are no defaults by the Seller Guarantors under the Indemnity and Guaranty Agreement and the Hazardous Substances Indemnity Agreement, each dated effective October 18, 2002, executed by the Seller Guarantors in favor of Column Financial, Inc., which representation shall be deemed reaffirmed at Closing and to be accurate as of the Closing Date. The Seller Guarantors, on a joint and several basis, hereby agree to indemnify, defend and hold Buyer, Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation, and their officers, directors, partners, members, agents, employees, affiliates, attorneys, heirs, successors and assigns (each a “Buyer Indemnified Party” and collectively, “Buyer’s Indemnified Parties”) harmless from and against any and all liabilities, liens, claims, damages, costs, expenses, suits or judgments paid or incurred by any of Buyer’s Indemnified Parties and all expenses related thereto, including, without limitation, court costs and reasonable attorneys’ fees arising out of or in any way connected or related to any liability of Buyer Indemnified Parties arising because of a breach by the Seller Guarantors of the representation contained in this Paragraph 2. The foregoing indemnity shall survive the Closing only until December 31, 2010. The Seller Guarantors execute this Amendment below for the sole purpose of evidencing their consent to and their agreement to be bound by this Paragraph 2.

3. Seller Indemnity. Seller hereby agrees to indemnify, defend and hold the Buyer’s Indemnified Parties harmless from and against any and all liabilities, liens, claims, damages, costs, expenses, suits or judgments paid or incurred by any of Buyer’s Indemnified Parties and all expenses related thereto, including, without limitation, court costs and reasonable attorneys’ fees arising out of or in any way connected or related to any liability of the Buyer’s Indemnified Parties arising because of a breach by Seller of the representation contained in Section 2.12(i) of the Agreement. The foregoing indemnity shall survive the Closing only until December 31, 2010.

4. Entire Agreement. The Agreement, as modified by this Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated therein. Except as modified by this Amendment, the Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

5. Counterparts. This Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Amendment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date of the signatures as stated below.

SELLER:

HRMED, LLC,

a Colorado limited liability company

By: /s/ Neil A. Littmann
Neil A. Littmann, Manager

Date: April 28, 2010

SELLER GUARANTORS:

By: /s/ Neil A. Littmann
Neil A. Littmann

Date: April 28, 2010

By: /s/ William Scott Reichenberg
William Scott Reichenberg

Date: April 28, 2010

BUYER:

G&E HC REIT II Highlands Ranch Medical Pavilion, LLC,

a Delaware limited liability company

By: /s/ Andrea R. Biller
Andrea R. Biller
Title: Authorized Signatory

Date: April 28, 2010